Exhibit 58

1000 Mylan Boulevard Canonsburg, PA 15317 USA Phone 724.514.1800 Fax 724.514.1870 Web mylan.com

Retirement Benefit Agreement
Waiver Letter

Dear [●]:

Reference is made to your Retirement Benefit Agreement with Mylan Inc. (the “Company”), as such agreement has been and may be amended from time to time (the “RBA”). The RBA provides for the possibility of accelerated vesting and certain other modifications upon a Change in Control of the Company (as such term is defined in the RBA). By executing this waiver letter, for good and valuable consideration (including your continued employment and continued participation in the Company’s incentive plans and programs), you acknowledge and agree that the transactions consummated pursuant to the Business Transfer Agreement and Plan of Merger, dated as of July 13, 2014, by and among Abbott Laboratories, an Illinois corporation, the Company and the other parties thereto, as such agreement may be amended from time to time, shall not constitute a Change in Control for any purpose of the RBA. All other provisions of the RBA, as modified by the foregoing, shall remain in full force and effect notwithstanding this waiver letter.

MYLAN INC.,
by

Name:
Title:

Acknowledged and agreed:

_____________________________
Name: